U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2011

ONCOLOGIX TECH, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	0-15482	86-1006416
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

P.O. Box 8832

Grand Rapids, MI 49518-8832

(Address of principal executive offices)

(616) 977-9933

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On October 6, 2011, the Company issued a convertible promissory note in principal amount of $71,127.70 to its President, Anthony Silverman, who is also a member of the Board of Directors. This note was issued as payment in full of the principal and accrued interest of three outstanding promissory notes in that aggregate amount. The newly issued convertible promissory note bears interest at 6% per annum and is convertible into the Company's common stock at $0.04 per share. On the same date, Mr. Silverman elected to convert this note into 1,778,193 shares of the Company’s Common Stock.

On October 7, 2011, the Company issued a convertible promissory note in the principal amount of $10,000 to its President, Anthony Silverman, who is also a member of the Board of Directors. This note, which was issued for operating capital, bears interest at 6% per annum and is convertible into the Company’s common stock at $0.04 per share.

On October 5, 2011, the Company’s Board of Directors authorized the reduction of the per share conversion price on a $25,000 convertible promissory note of the Company held by an non-affiliate from $0.08 to $0.04 to induce the holder to convert that note. On October 6, 2011, that holder elected to convert the principal amount of the note plus accrued interest of $402.75 into 635,069 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 10, 2011
ONCOLOGIX TECH, INC.

By: /s/ Anthony Silverman
Anthony Silverman, President

By: /s/ Michael A. Kramarz
Michael A. Kramarz, Chief Financial Officer